PRELIMINARY COPY– SUBJECT TO COMPLETION

DATED JULY 24, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.___)

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QUALITY SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

AHMED HUSSEIN

IBRAHIM FAWZY

EDWIN HOFFMAN

MURRAY BRENNAN, M.D.

THOMAS R. DIBENEDETTO

JOSEPH D. STILWELL

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PRELIMINARY COPY - SUBJECT TO COMPLETION

DATED JULY 24, 2008

2008 ANNUAL MEETING OF THE STOCKHOLDERS

OF

QUALITY SYSTEMS, INC.

________________________

PROXY STATEMENT

OF

AHMED HUSSEIN

_______________________

To Quality Systems, Inc. Stockholders:

This proxy statement (the “Proxy Statement”) and the accompanying BLUE proxy card are being furnished to stockholders of Quality Systems, Inc. (“Quality Systems” or “QSI” or the “Company”) by Mr. Ahmed Hussein, in connection with the solicitation of proxies by Mr. Hussein and the other participants named herein (collectively, “we” or “us” or “Participants”) to be used at the 2008 Annual Meeting of Stockholders of Quality Systems, including any adjournments, postponements, reschedulings or continuations thereof and any meeting which may be called in lieu thereof (the “2008 Annual Meeting”). The 2008 Annual Meeting is scheduled to be held at the Center Club located at 650 Town Center Drive in Costa Mesa, California 92626, on Thursday, September 4, 2008, at 2:00 p.m., Pacific Time. This proxy statement and the accompanying BLUE proxy card are first being furnished to stockholders on or about July __, 2008.

At the Annual Meeting, the Participants will seek to:

1. Elect to the Board of Directors of QSI (the “Board”) a slate of six nominees, comprised of Ahmed Hussein, Ibrahim Fawzy, Edwin Hoffman, Murray Brennan, M.D., Thomas R. DiBenedetto and Joseph D. Stilwell (each a “Nominee” and, collectively, the “Nominees”) (“Proposal 1”); and

2. Amend the Company’s bylaws to conform the definition of independent director included therein to the definition of independent outside director adopted by RiskMetrics ISS Governance Services (“Proposal 3”).

The Participants also support the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009 (“Proposal 2”).

THE NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF ALL STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF QSI CAN BEST BE EXPRESSED THROUGH THE ELECTION OF THE NOMINEES. ACCORDINGLY, YOU ARE URGED TO VOTE YOUR BLUE PROXY CARD FOR OUR NOMINEES.

IF YOUR SHARES OF QUALITY SYSTEMS COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT MAY VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE THE BLUE PROXY CARD ON YOUR BEHALF AS SOON AS POSSIBLE.

IMPORTANT

The election of our Nominees requires the affirmative vote of a plurality of the votes cast, assuming a quorum is present or otherwise represented at the 2008 Annual Meeting. That means that the director nominees with the most votes for available board seats will be elected. The California Corporations Code provides that, except under certain circumstances, stockholders of California corporations such as Quality Systems have cumulative voting rights. Neither the Articles of Incorporation of Quality Systems nor the Quality Systems Bylaws have been amended to eliminate cumulative voting. Cumulative voting allows stockholders to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. In accordance with the applicable provisions of the California Corporations Code, the Quality Systems Bylaws permit cumulative voting in the election of directors by all stockholders if any stockholder provides notice to Quality Systems of such stockholder’s intention to cumulate his or her votes. We notified Quality Systems of such intention on July 1, 2008 and, accordingly, with respect to the election of directors at the 2008 Annual Meeting, we intend to cumulate our votes when voting for our Nominees. We also intend to cumulate the votes of all proxies we hold in favor of our Nominees. See “REQUIRED VOTE.”

Cumulative voting only applies to the election of directors. The vote required to approve the other proposals to be voted upon at the 2008 Annual Meeting is described elsewhere in this Proxy Statement. See “REQUIRED VOTE.”

YOU ARE URGED NOT TO SIGN ANY PROXY CARD SENT TO YOU BY QSI. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED (i) BY DELIVERING A LATER-DATED BLUE PROXY CARD, OR (ii) BY VOTING IN PERSON AT THE ANNUAL MEETING, OR (iii) BY DELIVERING TO QSI (ATTENTION: PAUL HOLT, SECRETARY) A WRITTEN NOTICE STATING THAT YOUR PROXY IS REVOKED. SEE “VOTING PROCEDURES” AND “PROXY PROCEDURES” BELOW.

If you have any questions or need assistance in voting your proxy, please call our proxy solicitor:

The Altman Group, Inc.

1200 Wall Street West

Lyndhurst, NJ 07071

Stockholders Call Toll-Free: (866) 856-4969

Banks and Brokerage Firms Call Collect: (201) 806-7300

WHY AM I RUNNING AN ALTERNATE SLATE?

Sheldon Razin is the Chairman of the Board, the Chairman of the Independent Directors Committee and Chairman of the Nominating Committee. The Chairman also controls the Nominating Process. I stated in my Schedule 13D of May 28, 2008, my belief that the Chairman’s executive and controlling actions are totally inconsistent with his claim of being an independent director. I will not support the slate of directors nominated by the Company. I have given notice of my intention to nominate a slate of six nominees, including Murray Brennan, M.D., Thomas R. DiBenedetto, Joseph Stilwell, Messrs. Fawzy and Hoffman and myself, to run in opposition to management's slate of eight nominees. The individuals comprising my slate are, in my opinion, eminently well qualified to help govern the Company and to guide and motivate management to help accelerate the Company's growth. These individuals have committed to act independently for the best interests of the shareholders rather than for the benefit of any particular individual.

Our Company has a strong competitive position in the healthcare information systems business. It is uniquely well positioned to expand into areas of strong future growth by means of internal development, as well as potential acquisitions. The lack of a truly independent board of directors is causing the Company to fail to realize its full potential. A majority of the current directors complacently follow the dictates of the Chairman, while the Company's sales and earnings growth has slowed and its stock performance has stagnated.

In my fight letter of September 2005 I stated that “I am very troubled by events that have taken place with respect to governance of the Company in the last three years and particularly, since the election of the present Board in September 2004. I believe that if these events and other issues are not addressed immediately, the Company may likely suffer a substantial decline in its performance in the future. It is for this reason that I am writing you and requesting that you support me in electing the directors I have put forward on my election slate.”

The rate of growth of the Company's revenue and earnings has slowed materially since that fight letter. In fiscal 2008, revenue grew year over year by 18.7% compared to the average year over year growth for the previous three years of 30.4%, while income from operations grew 16.7 % in fiscal 2008 compared to the previous three-year average year over year growth of 44.7%. QSI’s performance during fiscal 2008 has been driven mainly by an increase in maintenance and upgrades to existing customers, rather than system sales to new clients. System sales to new clients have remained flat for this period. In fact, over the past three years new systems sales grew a total of 8.16%. The 8.16% increase is not annual growth, but represents growth in new system sales by the Company over the entire three-year period.

The price of the Company's common stock has declined approximately 30% from its high of $45.44 in the quarter ended March 31, 2007 to the close on July 22, 2008 of $31.77.

In my opinion, recurring issues related to the governance of the Company have led to the Company's lackluster financial results, and seriously compromise the shareholders' interests. I decided to oppose the slate nominated by the Company at Mr. Razin's instance for the reasons discussed below.

HISTORICAL EVENTS

QSI became a public company in 1982. Sheldon Razin, founder, principal stockholder and current Chairman, served as CEO of the Company from its inception in 1974 until 2000 and as its Chairman from 1974 until now.

In May 1999, I entered into a Memorandum of Understanding (MOU) with the Company as a condition to agreeing to join the Board. In connection therewith, QSI also adopted Corporate Governance Provisions as a part of the Bylaws. I believe the Company has failed to honor the MOU and the Corporate Governance Provisions as described below.

I believe that the Company, under Mr. Razin's direction, has improperly restructured the independent board committees and violated the Corporate Governance Provisions regarding the selection of a lead director. As stated in my definitive proxy materials filed with the SEC on August 9, 2005:

"A meeting of the independent Directors was held immediately prior to the commencement of the full Board meeting on August 29, 2002, as was the customary practice at that time. At the subsequent meeting of the full Board, Mr. Razin, the only non-independent Director on the Board at the time, chaired the meeting and invited outside counsel to the meeting. Ahmed Hussein objected to the presence of outside counsel at this meeting on the basis that it was Dr. Hussein, as Lead Director, who was responsible for determining whether outside counsel should be appointed and not Mr. Razin, as required by paragraph 6 of the Corporate Governance Provisions then in effect, which requires, among other things, that the Lead Director is responsible for appointing consultants to the Board. Dr. Hussein withdrew from the Board meeting in objection to the presence of outside counsel and his refusal to leave. After Ahmed Hussein withdrew from the meeting, Mr. Razin and the three remaining Directors, who were aligned with Mr. Razin, took action to (i) elect a new Lead Director of the Board (replacing Dr. Hussein) and (ii) alter the composition of the Board committees so that the committees were composed of three independent Directors, rather than four as previously structured. Under this new scheme, the three independent Directors aligned with Mr. Razin made up the majority of Directors on each committee, thus eliminating the purposeful balance of Directors that had previously been approved by the Board.

"Ahmed Hussein believes these actions, taken by the full Board and not by the independent Directors, were within the purview of the independent Directors, and not the full Board, as required by paragraph 6 of the Corporate Governance Provisions then in effect, which requires, among other things, that the Lead Director be appointed by the independent Directors. Dr. Hussein believes that not only was there no quorum present for a meeting of independent Directors, but it was the responsibility of the Lead Director (then Dr. Hussein) under paragraph 6 of the Corporate

Governance Provisions then in effect to provide notice of such a meeting. Dr. Hussein also believes that such actions by Mr. Razin and outside counsel, with the assistance of the three Directors aligned with Mr. Razin, resulted in the consolidation of control of the Board and its committees and effectively excluded the other three independent Directors, including Dr. Hussein, from meaningful participation in the Company’s corporate governance and committee actions. These actions resulted in a visible split between two groups of independent Directors: three independent Directors aligned with Mr. Razin who assumed control of the committees of the Board; and the other three independent Directors (including Dr. Hussein) who were effectively shut out and did not recognize the actions taken by the other Directors on August 29, 2002.

"Similarly, at the first meeting of the current Board on September 21, 2004, Dr. Hussein witnessed Mr. Razin, while still being deemed by the Board to be non-independent, was improperly permitted to choose an interim Lead Director and to distribute the memberships of the independent Directors’ committees, including the current Nominating Committee. Despite the fact that these appointments were approved at that meeting by the Board, Dr. Hussein contends that these decisions were within the purview of the independent Directors and not Mr. Razin as embodied in paragraph 6 of the Corporate Governance Provisions then in effect. Once again, Dr. Hussein was excluded from participation on any committee, despite volunteering his services. Dr. Hussein believes that these appointments violated paragraph 6 of the Corporate Governance Provisions then in effect and made a mockery of the NASD Marketplace Rules. In addition, at this meeting the Board amended the Corporate Governance Provisions adopted in 1999 by a vote of 6 to 1 (with Dr. Hussein dissenting), formally appointed outside counsel as corporate counsel and instructed him to recommend changes to the Bylaws that would adhere to the minimum requirements of the regulators, despite the fact that Dr. Hussein had briefed the new Directors on the actions taken by the outgoing Board with respect to the intended investigation by independent counsel."

In mid-2004, Mr. Razin took actions to consolidate his power. When the Nominating Committee did not agree on a new slate, two of the independent directors on the Nominating Committee, aligned with Mr. Razin, acted as a de facto subcommittee without any prior authorizing resolution of the Board or the four-person Nominating Committee, in contravention to the bylaws crafted under the MOU, and over the subsequent objection of the two other members of the Nominating Committee, interviewed and recommended the nomination of a new slate of directors, handpicked by Mr. Razin. That slate was approved by the Board at its meeting on July 21, 2004, despite the fact that one-half of the independent directors, had given written notice that they would not attend under protest. These three directors were protesting the control by Mr. Razin of the nominating process. Mr. Razin was deemed an insider by the Company at the time. The 5 new nominees were elected at the 2004 Annual Meeting. Prior to the 2004

Annual Meeting, I had requested in writing from the de facto subcommittee the names and contact information for the nominees to verify their independence, but I received no response.

BOARD GOVERNANCE ISSUES

In 2004, the definition of “independent director” was revised in such a manner as to (i) allow the current Board to deem former CEO Mr. Razin as independent and (ii) decrease the required number of independent Directors on the Board from at least three-quarters of the Board to a majority of the Board. Prior to this change, the Company’s Bylaws had, since 1999, pursuant to the MOU, defined “independent director” in a manner that excluded any individual previously employed by the Company.

In Amendment No. 8 to my Schedule 13D filing dated May 27, 2008, I disclosed my concerns about the structure of the Board and the corporate governance of the Company under the control of the Chairman. In 2006, I had indicated to the Company that I intended to nominate three individuals (the “Hussein Nominees”) to stand for election to the Company’s Board at its 2006 Annual Meeting of Shareholders and to solicit proxies in support of their election. After being approached by the Company, the Company and I entered into a settlement agreement dated August 8, 2006 (the “Settlement Agreement”) whereby the Company agreed to nominate the Hussein Nominees for election to the Board at the 2006 Annual Meeting of Shareholders and the 2007 Annual Meeting of Shareholders (together, the “Annual Meetings”). In exchange, I agreed in the Settlement Agreement, among other things, to refrain from submitting any shareholder proposal or director nominations at the Annual Meetings and to terminate my pending litigation, which was then on appeal, with the Company concerning the election of directors at the 2005 annual meeting. Prior to entering into the Settlement Agreement, I told the Company that I had the following expectations as a result of the Settlement Agreement:

1) removal of Company’s present legal counsel;

2) keeping accurate board and committee minutes, which could be achieved by taping, stenographing, or the taking of the minutes by a third party acceptable to both sides;

3) balancing the standing independent directors committees and making sure they are not controlled by the Chairman or management; and

4) the Chairman, under the Settlement Agreement, conducting himself in a way consistent with the status of an independent director.

The Settlement Agreement, which I entered into in good faith, was drafted by the Company’s lawyers. Mr. Razin’s interpretation of the Settlement Agreement has been to delegate to himself total control of the independent directors’ committees and to keep present counsel, who I believe is unduly influenced by Mr. Razin. This counsel has also represented the Chairman personally.

The Company’s interpretation of the Settlement Agreement is substantially different from mine. In order to resolve the dispute, I offered to enter into binding arbitration with the Company which the Company rejected.

My May 2008 Schedule 13D also discussed my concerns about the corporate governance of the Company and the structure of the Board of Directors. A Special Committee of the Board continues to operate despite the Settlement Agreement. I believe that the Special Committee lacks transparency. It fails to report on its actions to the other members of the Board. I also believe that the Special Committee operates in direct conflict with open governance and functions autonomously without any supervision by the rest of the directors. It is an example of the need for a balanced Board and balanced committees as well as impartial legal counsel.

Moreover, the Schedule 13D discussed my belief that the Board minutes continue to be inaccurate, incomplete, and misleading. These minutes are not acceptable to me and to the directors that I nominated to the Board. The Chairman, supported by management and the directors he nominated to the Board, has refused to allow our views to be included in the minutes.

The agenda of the Board meetings and minutes are under the exclusive control of the Chairman. The Chairman uses his controlling position to effectively silence all opposing opinions at Board meetings. He does so by, among other ways, not allowing adequate time for questions, regularly declaring me out of order, refusing to let me speak, refusing to answer my questions, and threatening to eject me from Board meetings and from the Board.

EXCESSIVE COMPENSATION OF EXECUTIVES

At the October 29, 2003 Board meeting, the full Board, including Mr. Razin, approved the grant of an aggregate of 60,000 options to the Company’s executive officers and determined how to split the options among the Company’s executives, including David Razin, the Chairman's son. (I informed the Chairman during that Board meeting that it was inappropriate for him to participate in the consideration of an option grant for his son, but my comments were rejected.) David Razin was awarded 5,000 options of the total 15,000 options awarded by the Board to the executive management of the Company’s QSI division. The option award to David Razin represents 20,000 options today at an exercise price of $3.86/share adjusted for the stock splits. The Board awarded the other 45,000 options to the executive management of NextGen. The options were awarded at an exercise price of $15.46 per share at a time when QSI’s stock was trading at approximately $44 per Share (unadjusted for the stock splits).

On June 10, 2004, the Board approved by a 4 to 3 vote a grant of 150,000 options to certain employees of the NextGen division despite (i) a prior recommendation to the Board by a majority of the Compensation Committee to halt the grant of all bonuses and equity options at QSI until independent counsel could be hired to investigate the process and (ii) the Board’s own 6 to 1 decision at that meeting to hire independent counsel as discussed above under “Inability to Retain Independent Counsel.” This represents a grant of 600,000 options at an equivalent price today of $11.68/share adjusted for the splits. I believe that this vote was invalid since, under Nasdaq Marketplace Rule 4350(c)(3), a majority of independent directors must approve compensation decisions, and in this instance only three of the six independent Directors voted in favor of the grant. Mr. Razin, who was not considered independent at the time, cast the deciding vote.

At the October 28, 2004 meeting, four new independent directors joined by Mr. Razin, approved the award of 25,000 seven-year options, equivalent today to 100,000 options adjusted for the splits, to each new director as an incentive for joining the Board after they had already joined the Board. Thereafter, in a hastily called meeting on November 1st, the Board voted to reduce this award to 6,000 options (equivalent to 24,000 shares today). These awards, in addition to the raise in cash director fees approved by the Board, substantially more than doubled what the directors were promised when they agreed to join the Board. The new directors received compensation which was more than tenfold compared to that received by the outgoing Board. The new Board at the same meeting adopted a resolution to repeal the definition of independence in the Bylaws and to declare Mr. Razin independent by a vote of 6 to 1. Their determination was based on the opinion of one of the newly elected directors, who was not a lawyer.

The total number of options granted to directors and executive management in fiscal 2005 was 443,725 (equivalent to 1,774,900 options post-split), representing approximately 7% of the then outstanding shares. According to the Company’s Form 10-K for the fiscal year ended March 31, 2005, the value of these options are $12.7 million, or approximately 80% of the Company’s net income for fiscal year 2005. By comparison, the compensation consultant to the outgoing Board had recommended that stock option awards have a value of should be 10% to 15% of earnings ($1.6 million to $2.4 million). I believe this is excessive and represents a violation of the directors' fiduciary responsibility to the shareholders.

In fiscal 2007, the independent directors (with Mr. Razin casting the tie-breaking vote) approved the award of significantly more options to management ten months into the fiscal year without changing the previously established business goals that were to be met as a condition to the grants. I could see no business reason to significantly alter the number of options awarded to management, given that the performance of the Company failed to meet expectations.

RECENT BOARD ACTIONS

As the Company's preliminary proxy materials describe, Mr. Razin has continued to cause the Board and board committees to do his bidding. Despite the 2006 Settlement Agreement between me and the Company, which carefully structured the membership of the Board and its committees to assure that membership would be balanced and that the independent directors could truly act in an independent manner, the Chairman has invoked the provisions in the Settlement Agreement regarding deadlocks to override the board committees and to add another director of his choosing, Philip Kaplan, to the Board and all board committees.

As stated in the Company's preliminary proxy materials, "On June 23, 2008, our Nominating Committee met to review and recommend Board candidates for our 2008 Annual Shareholders Meeting. The Nominating Committee was unable to agree upon a slate of candidates, deadlocking 2-2 in its vote. The matter was then referred to the full Board for resolution. Our full Board met the same day...." I believe the Nominating Committee should have met to evaluate candidates for election as directors before they were considered by the full

Board. But to my knowledge, only Mr. Razin had interviewed the three new candidates before they were approved for nomination for election by the Board, including Philip Kaplan who had been introduced to Mr. Razin by his son David. Mr. Kaplan was elected as a director by the full Board (again overriding the Nominating Committee) on June 27, 2008, effective June 30, to fill the vacancy created by the resignation of Louis Silverman under pressure by Mr. Razin. Pat Cline, the President of the Company's NextGen Division, cast the deciding vote on Mr. Kaplan's election.

The Company preliminary proxy states that:

“On June 23, 2008, our Special Compensation Committee and an executive session of our Board, each comprised of all of our independent directors, approved a compensation program for our named executive officers for the fiscal year ending March 31, 2009. Typically, our Compensation Committee approves of the compensation program and recommends its adoption to our Board sitting in an executive session of solely independent directors.”

The preliminary proxy further states:

“Our Independent Directors Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussion, a majority of our Independent Directors Compensation Committee recommended to our Board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.”

Mr. Fawzy, Hoffman and I have no recollection of the meeting of the Independent Director Compensation committee or the distribution of the document as described in the company’s preliminary proxy. Mr. Fawzy, Mr. Hoffman, and I have no recollection of an executive session of the Board called on June 23.

The June 23 result of the vote it seems this was not an acceptable outcome for Mr. Razin. Mr. Razin through outside counsel called for another meeting on June 27. The President of NextGen changed his vote. Mr. Kaplan was elected by a 5-3 vote. Mr. Razin proceeded with a previously prepared resolution by outside counsel without an agenda item to add Mr. Kaplan to all standing independent committees of the Board. The resolution was summarily passed, with the Board ignoring my assertion that this is a violation of my Settlement Agreement of August 2006 that structured this Board and its committees, which continues in effect until the election of a new board. Correspondence by my lawyers in this regard was not responded to by the company.

On July 15 2008 Mr. Razin called another Board meeting. Without an agenda item he introduced a resolution to drop one of his nominees and reduced the number of his candidates from 9 to 8. The resolution was summarily passed by a vote of 6 to 3.

At a Board meeting held on May 29, 2008, the Chairman and outside corporate counsel introduced a resolution for bylaw changes. Mr. Fawzy and I objected that we only received these proposed bylaw changes a few hours before the Board meeting. I asked counsel to explain to the directors the implication of these changes for shareholders who want to contest the election of the Company's slate of nominees. I believe the answer I received was unsatisfactory. The resolution passed by a vote of 6 in favor, one against, and one abstention.

Following the Board meeting, Board counsel in a later correspondence stated that “these bylaw changes were designed to clarify the language in the bylaws of the corporation”. I believe this is inaccurate. The changes in the bylaws complicate the process of starting a proxy contest by placing, among other matters, new restrictions on stock ownership for those who wish to challenge the Company's slate.

In considering my slate of nominees, you may also wish to review the copy of the MOU filed with my Schedule 13D filed August 9, 1999, my Schedule 13D amendments filed July 7, 2005 and May 28, 2008, and the Settlement Agreement between me and the Company included as Exhibit 10.1 to the Company's Form 8-K filed August 9, 2006. These documents can be obtained as described under "Additional Information" below.

CONCLUSION

Thus, the concerns I raised in 2004 and 2005 regarding the leadership of Mr. Razin and the defects in Board governance continue to be pressing issues. As illustrated by events occurring over the past several years, right up until today, the question of Mr. Razin's status as an independent director, the composition and functioning of the Company's board committees, and levels of compensation approved for payment to executive management are not being decided with the shareholders' best interests in mind. With the acquiescence of the present Board:

1.

The Chairman uses compensation as a means of controlling the Board and management. The Chairman has been willing to award management 7% of the company in one year and to increase directors compensation by more than 10 fold.

2.	The Chairman has hired counsel for the Company of his choice to assist in implementing his decisions.
3.	The Company has refused my requests to tape or stenograph the Board meetings or to have the minutes taken by a third party acceptable to all directors.
4.	The Chairman invokes the deadlock mechanism as a means of controlling the nominating and compensation processes.
5.

The Chairman has instigated changes in the membership of the Board and the committees as described above in violation of the MOU of 1999 and the Settlement Agreement of 2006 to ensure that the majority of the directors are aligned with him.

I am keenly concerned about the Company’s slowed growth and unremarkable financial results. I believe that this is mainly due to the inability to govern or oversee management. The lack of strategy or business plan for the company and a detailed budget based on that business plan is disturbing. Examination of the Board minutes will demonstrate a Board concerned with compensation and about following Mr Razin’s bidding .

A more independent Board in 2000 including 2 of Mr Razin’s nominees voted to reprimand and to terminate the employment of Mr Razin effective immediately for trying to sell the company behind the directors’ back. The present Board in contrast is totally incapable of standing up to Mr Razin. The record will reflect that two of his nominees have never voted against resolutions introduced by Mr Razin. I believe with a truly independent Board, the directors will be able to exercise the appropriate leadership to assist management in improving Company performance. I am honored to be able to join with a distinguished slate of individuals and grateful that they accept to serve as directors of our company. I urge you to join me in giving them your support.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Quality Systems 2008 Annual Meeting, nine directors will be elected. The Company has nominated six individuals who are currently directors (not including Messrs. Hussein, Fawzy and Hoffman) and two individuals who are not currently directors. We are seeking your support at the 2008 Annual Meeting to elect a slate consisting of our six Nominees, in opposition to Quality Systems’ director nominees, each to serve until the 2009 Annual Meeting of Stockholders and until his successors are duly elected and qualified or until his earlier death, resignation or removal. Since Messrs. Hussein, Fawzy and Hoffman are incumbent members of the Quality Systems Board, if all six of our Nominees are elected, a maximum of three incumbent directors of Quality Systems will be replaced.

There can be no assurance as to whether any of the nominees of Quality Systems, if elected, would serve with the Nominees, if any or all of them are elected.

Based on the definitions of independent director established by Nasdaq as well as under guidelines established in the Amended and Restated Bylaws of Quality Systems, each of our Nominees qualify for consideration as an independent director. In addition, each of our Nominees would qualify for consideration as an independent director if the new definition of independent director included in our Proposal No. 2 were to be approved by the stockholders of Quality Systems.

Mr. Hussein is a party to the 2006 Proxy Contest Settlement Agreement.1 Except for the 2006 Proxy Contest Settlement Agreement and as otherwise set forth in this Proxy Statement, there is no other arrangement or understanding between any Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director.

_________________________

1 See Current Report on Form 8-K filed by Quality Systems, Inc. with the SEC on August 9, 2006.

Except as indicated in this Proxy Statement, (i) none of the Nominees has carried on an occupation or employment, during the past five years, with Quality Systems or any corporation or organization which is or was a parent, subsidiary or other affiliate of Quality Systems, and (ii) other than Messrs. Hussein, Fawzy and Hoffman, each of whom is currently a member of the Board of Directors of Quality Systems, none of the Nominees has ever served on the board of directors of Quality Systems.

No family relationships exist between any Nominee and any executive officer or director of Quality Systems.

Except as disclosed in this Proxy Statement, no Nominee is involved in any material pending legal proceedings with respect to Quality Systems.

None of the Nominees will receive any compensation from any of the Participants for their service as directors of Quality Systems. None of the Nominees is being indemnified by any of the Participants for their service as Nominees. If elected, the Nominees will be entitled to such compensation and indemnification from Quality Systems as is provided to non-employee directors of Quality Systems. Quality Systems’ policies and practices as to its compensation of non-employee directors are described in the Quality Systems Proxy Statement.

Except as disclosed in this Proxy Statement (including Annex I attached hereto), none of the Nominees or any of their respective affiliates or associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2008 Annual Meeting.

We do not expect that any of the Nominees will be unable to stand for election, but, in the event that any of such persons are unable to serve or for good cause will not serve, we will introduce one or more substitute nominees. In addition, we reserve the right to nominate substitute persons if Quality Systems makes or announces any changes to the Quality Systems Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the Nominees. We also reserve the right to nominate additional persons if Quality Systems increases the size of the Quality Systems Board above its existing size of nine directors. Additional nominations made pursuant to the foregoing would be without prejudice to our position that any attempt by the Quality Systems Board to increase its size while our proxy solicitation is pending would constitute an unlawful manipulation of Quality Systems’ corporate machinery.

To the extent that we introduce substitute or additional nominees subsequent to the mailing of our definitive proxy statement and proxy card, but within a reasonable period of time prior to the date of the 2008 Annual Meeting, we intend to make available (i) a supplement to our definitive proxy statement providing the information about the substitute or additional nominees required by Schedule 14A, and (ii) an amended proxy card. Such supplement would be filed with the SEC under cover of Schedule 14A as definitive additional materials. In the event that we introduce substitute or additional nominees, subsequent to the mailing of our definitive proxy statement and proxy card, and there is not a reasonable period of time prior to the date of the 2008 Annual Meeting, shares of the outstanding Quality Systems Common Stock (the "Shares")

represented by the enclosed BLUE proxy card will be voted for such substitute or additional nominees.

Biographical Information of the Nominees

Each of our Nominees has consented to serve as a director of Quality Systems and to be named in this Proxy Statement as a nominee. Please see Annex I for additional information about the Nominees, including, if applicable, their beneficial ownership, purchases and sales of Shares.

Name, Age and Business Address	Principal Occupation or Employment During the Past Five Years; Public Company Directorships
Ahmed Hussein (age 67) Business Address: c/o National Investment Co. 630 Fifth Avenue, Suite 2258 New York, New York 10111-0100

Mr. Hussein, is, and has been since 1999, a director of Quality Systems, and has been a stockholder of Quality Systems since 1982.

Mr. Hussein is the Chairman of the Board of Directors of National Investment Company, Cairo, Egypt. Mr. Hussein founded National Investment Company in 1996 and has served as a member of its Board of Directors since its inception and as Chairman since 1999. Mr. Hussein served as a Senior Vice President of Dean Witter from 1993 to 1996 and, earlier, served as an investment banker with various firms, including L.F. Rothschild, Prudential Bache Securities, Oppenheimer & Co., Smith Barney and Shearson Lehman Hutton. Mr. Hussein is a director of the Six of October University, and the Chairman of the Board of Directors of Nobria Agriculture, a publicly held company.

Mr. Hussein holds a Bachelors degree in Electrical Engineering from Cairo University, a Masters of Science degree from the American University of Cairo, a Postgraduate degree in Statistics from Cairo University, a Masters of Science degree in Mathematics from the Polytechnic Institute of New York, and a Doctorate degree in Electrical Engineering from the Polytechnic Institute of New York.

Over the years, Mr. Hussein has made numerous contributions to professional journals and is the recipient of numerous awards of recognition, including a Fulbright fellowship and a gold medal from Cairo University.

Ibrahim Fawzy (Age 68) Business Address: c/o Fawzy Consultancy 28 Adly Street Cairo, Egypt

Mr. Fawzy is, and has been since 2005, a director of Quality Systems.

Mr. Fawzy is an emeritus professor of Mechanical Engineering at Cairo University in Egypt. He is also the President of Fawzy Consultancy, which he founded in 1999 and which does work in the fields of industry and investment in Egypt and the Arab world. Throughout his academic career, Mr. Fawzy has taught many courses in Mechanical Engineering at Cairo University as well as teaching for two years at the University of London.

Between 1979 and 1983 he served as Cultural Attaché at the Egyptian Embassy in London. His research papers have been published in leading specialized periodicals including the Proceedings and Philosophical Transactions of the Royal Society in London. Mr. Fawzy also served as the Cabinet Minister of Industry and Mineral Wealth in the Egyptian Government from 1993-1996. In this post, he had the top responsibility for all projects and plans of the Egyptian Government in industry and Mineral Wealth. From 1996-1999 he was appointed as the Chairman and CEO of the General Authority for Investment and Free Zones where he oversaw all private sector companies in Egypt including Egyptian and foreign companies.

Mr. Fawzy received his Bachelors degree in Mechanical Engineering in 1962 from Cairo University and his PhD in 1968 from University College London in England.

At present, in addition to serving as a director of Quality Systems, Mr. Fawzy is a director of Olympic Group for Financial Investments, Egyptians Abroad Investment and Development Co. and Egyptians Abroad for Portfolio Management, all publicly-held companies based in Egypt. Mr. Fawzy also serves as the Chairman of Egyptians Co. for Housing, Development & Reconstruction, a publicly-held company based in Egypt.

Edwin Hoffman (age 70) Business Address: 614 Isham Circle Brielle, New Jersey 08730

Mr. Hoffman is, and has been since 2006, a director of Quality Systems.

Mr. Hoffman is currently a self-employed engineering consultant. In 1972, he co-founded Osborne-Hoffman, Inc., a security industry company where he was President and Chief Executive Officer until its acquisition in 2002 by the General Electric Company. Osborne-Hoffman’s principal products are central station receivers for monitoring alarm systems. Osborne-Hoffman is now a General Electric brand. From 2002 to 2007, Mr. Hoffman was President of O-H Inc., an engineering consulting firm and consultant to General Electric. Prior to joining Osborne-Hoffman, Mr. Hoffman held engineering positions at Bell Laboratories and Litton Industries and a financial position at the Hanover Bank.

Mr. Hoffman holds a Bachelors of Science Degree in Electrical Engineering from City College, New York, a Masters of Science Degree in Electrical Engineering and a Doctorate Degree in Electrical Engineering from the Polytechnic Institute of Brooklyn. He is the author of 10 technical papers and is the named inventor on two patents filed with the U.S. Patent and Trademark Office.

Murray Brennan, M.D. (Age 68) Business Address: 1275 York Avenue New York, New York 10065.

Mr. Brennan is Emeritus Chairman of the Memorial Sloan-Kettering Cancer Center’s Department of Surgery and previously served as Chairman from 1985 to 2007.

Mr. Brennan has lectured and been a visiting professor throughout the world and has authored more than 800 scientific papers. He has served as director of the American Board of Surgery, Chairman of the American College of Surgeons Commission on Cancer, President of the Society of Surgical Oncology, President of the American Surgical Association, the oldest and most prestigious surgical association in the United States, and Vice President of the American College of Surgeons. Mr. Brennan is currently a member of the National Academy of Sciences. He is the recipient of numerous honors and medals for his leadership of surgery and oncology worldwide.

Mr. Brennan currently serves on the Board of Directors of Ziopharm Oncology, Inc., a publicly-held biopharmaceutical company engaged in the development and commercialization of a diverse, portfolio of cancer Mrugs to address unmet medical needs. Mr. Brennan also serves on the Board of Directors of the de Beaumont Foundation.

Thomas R. DiBenedetto (age 58) Business Address: 151 Tremont Street, No. 10L Boston, Massachusetts 02111

Mr. DiBenedetto is the president, founder of principal stockholder of Boston International Group, Inc., an investment management firm, since 1983; president, founder and principal stockholder of Junction Investors Ltd., an investment management firm, since 1992.

Mr. DiBenedetto serves on the Board of Directors of Alexander’s Inc., a New York based Real Estate Investment Trust and several private companies. He is also a limited partner of the Boston Red Sox Baseball Club. He was formerly a director of NWH, Inc. whose principal subsidiary, Electronic Network Systems, Inc. is a medical claims processing company. NWH was sold to Ingenix in 2006. Mr. DiBenedetto was also a director of Voice Signal Technologies, Inc., a voice recognition business which was sold to Nuance Communications, Inc. in 2007. Mr. DiBenedetto also serves as Chairman of Jefferson Waterman International, a Washington D.C. based business intelligence and government relations firm; a director of ProSecure, a Middle-East based security firm; and two Moscow based entities: Infotecs International, an internet security firm; and Athena Holdings, LLC, a real estate and mining company.

Mr. DiBenedetto is a member of the Board of Trustees of: Trinity College in Hartford Connecticut, Boston Biomedical Research Institute, Canterbury School in Ft. Myers, Florida, Kents Hill School in Kents Hill, Maine, the Nahant Preservation Trust in Nahant Massachusetts and the Ted Williams Museum in Florida. In addition, he is an incorporator of the Perkins School for the Blind, Massachusetts General Hospital, and The Joslin Diabetes Center. He has also served on the Leadership Council at the John F. Kennedy School of Government’s Center for Business and Government at Harvard University.

Mr. DiBenedetto was previously employed by Morgan, Stanley & Co., Salomon Brothers Inc. and Allen & Company, all investment banking firms located in New York City.

Mr. DiBenedetto holds a Bachelor’s degree in Economics, with honors, from Trinity College and an M.B.A. from the University of Pennsylvania’s Wharton School of Business. He has also served as a research fellow at the Massachusetts Institute of Technology.

Joseph D. Stilwell (age 47) Business Address: 26 Broadway, 23rd Floor New York, New York 10004

Mr. Stilwell is a private investment manager, and since 1993, has overseen the Stilwell Group of Funds, a series of private limited partnerships organized to invest in securities.

Mr. Stilwell is on the board of directors of American Physicians Capital, Inc., a publicly-held provider of medical professional liability insurance, and serves as chairman of the compensation committee and member of the executive, investment, and mergers and acquisition committees of such company.

Mr. Stilwell received a Bachelor of Science degree in Economics from The Wharton School of the University of Pennsylvania.

Statement of Support

We believe that we have nominated a slate of highly successful, qualified and experienced nominees who will bring to the Quality Systems Board a firm commitment to, and a very high respect for, corporate governance and a broad range of backgrounds, experiences, perspectives and ideas for reinvigorating systems sales, growing worldwide revenues, halting the rapid growth in corporate overhead, aligning executive compensation with the creation and growth of stockholder value, positioning Quality Systems for long-term growth, profitability, market leadership and increasing returns for investors.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF OUR NOMINEES BY MARKING, SIGNING, DATING AND RETURNING TODAY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT.

IF YOU HAVE SIGNED THE BLUE PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE DIRECTED THE PROXY HOLDER TO VOTE ALL SHARES REPRESENTED BY THE BLUE PROXY CARD “FOR” THE ELECTION OF OUR NOMINEES. IN ADDITION, THE BLUE PROXY CARD CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDER TO CUMULATE VOTES FOR ANY OR ALL OF OUR NOMINEES FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We support the ratification of the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009.

PROPOSAL NO. 3

AMEND BYLAWS TO CHANGE

DEFINITION OF INDEPENDENT DIRECTOR

The Corporate Governance Bylaws attached to the Quality Systems Bylaws state that an “independent director” means a person other than an officer or employee of Quality Systems or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Corporate Governance Bylaws currently provide that, with respect to persons who are former employees of Quality Systems, including without limitation, any former executive officers, such persons would only be precluded from being independent on the basis of such former employment if it occurred during the past three years

We are proposing that stockholders approve an amendment to the Quality Systems Bylaws to substantially conform the definition of independent director to the definition of independent outside director adopted by RiskMetrics ISS Governance Services (the “ISS Independent Director Definition”). The full text of the proposed amendment is substantially in the form set forth in Annex II to this Proxy Statement. Under the ISS Independent Director Definition, an independent director would mean that the director has no material connection to Quality Systems other than a board seat, and would exclude former CEOs of the Company.

Statement of Support

The current definition of independent director contained in the Quality Systems Bylaws has been revised a number of times since the Quality Systems Board adopted the QSI Corporate Governance Reforms in 1999 in the wake of its unsuccessful challenge to exclude a stockholder proposal from its third largest stockholder, Lawndale Capital, calling for an increased role for independent directors on the Quality Systems Board. On July 29, 1999, to avoid a proxy contest from Lawndale Capital and Mr. Hussein, Quality Systems amended its Bylaws to adopt the QSI Corporate Governance Reforms which included, among other things, a definition of independent director that precluded any person who had ever been an employee of Quality Systems from being deemed an independent director.2 Quality Systems also amended its Bylaws to require that at least 75% of the Quality Systems Board of Director be deemed independent in accordance with the aforementioned definition of independent director.

_________________________

2 See Current Report on Form 8-K of Quality Systems, Inc. filed with the SEC on August 5, 1999.

On October 1, 2004, the Quality Systems Board, however, repealed the definition of independent director that had been adopted in July 1999 as part of the QSI Corporate Governance Reforms and, in its place, adopted a new definition that eliminated the lifetime prohibition that precluded former employees of Quality Systems from being deemed independent. As currently in effect, the Quality Systems Bylaws only preclude former employees of Quality Systems from being deemed independent during the three years subsequent to their termination of employment with Quality Systems. In addition, the Quality Systems Board replaced the requirement that 75% of the members of the QSI Board had to be independent with the requirement that only a simple majority had to be independent.

On May 31, 2007, the Quality Systems Board revised the definition of independent director. Previously, the Quality Systems Bylaws provided that a director would not be considered independent if he or a family member accepted any payments from Quality Systems or any parent or subsidiary of Quality Systems in excess of $60,000 during the current or any of the past three fiscal years other than compensation paid to a family member who is a non-executive employee of Quality Systems or a parent or subsidiary of Quality Systems.3 As a result of the amendment to the Quality Systems Bylaws, the threshold was changed from in excess of $60,000 to in excess of $100,000, thus, once again, lowering the threshold for individuals to qualify as independent directors.

Whereas the Quality Systems Board had previously indicated in filings with the SEC that Sheldon Razin, the current Chairman of the Board of Quality Systems, did not qualify as an independent director,4 since repealing the 1999 definition of independent director and replacing it with a definition that only has a three year lookback for former employees of Quality Systems, the Quality Systems Board has seen fit to deem him an independent director.

The ISS Independent Director Definition that we are proposing is intended to substantially conform to the definition of independent outside director adopted by RiskMetrics ISS Governance Services.

_________________________

3 The Quality Systems 2007 Annual Meeting Proxy Statement on Schedule 14A reported that during fiscal 2007, Quality Systems employed two relatives of members of the Quality Systems Board. According to such proxy statement, David Razin serves as Quality Systems’ Vice President for EDI Services, is the son of Sheldon Razin, and earned approximately $177,000 in salary and bonus during fiscal year 2007. David Razin was deemed to satisfy the definition of “executive officer” until sometime in 2001 when he was, without explanation, no longer listed as an “executive officer” in the SEC filings of Quality Systems. The 2007 Annual Meeting Proxy Statement further reported that Kim Cline serves as Vice President of Client Services at Quality Systems’ NextGen Healthcare Information System subsidiary, is the sister of Patrick Cline, the President of NextGen Healthcare Information System Division, and earned approximately $179,600 in salary and bonus during fiscal year 2007. While Sheldon Razin has been deemed by the Quality Systems Board to still meet their definition of independent director, Patrick B. Cline, as a current Executive Officer of Quality Systems, has not been deemed to be an independent director.

4 See Page 3 of the Annual Meeting Proxy Statement of Quality Systems, Inc. filed with the SEC on July 29, 2004 in connection with Quality Systems’ 2004 Annual Meeting of Stockholders.

We believe that the primary purpose of the Quality Systems Board is to protect stockholders’ interests by providing independent oversight of management and the Chief Executive Officer. We believe that by enhancing the independence of the Quality Systems Board, and by allowing for a greater role for its independent members, the effect will be to enhance investor confidence in Quality Systems and the decisions made by its Board and strengthen the integrity of the Quality Systems Board.

If this Proposal to amend the Quality Systems Bylaws to adopt the ISS Independent Director Definition is approved by the stockholders of Quality Systems at the 2008 Annual Meeting, the effect would be that Sheldon Razin, the current Chairman of the Board and former President and Chief Executive Officer of Quality Systems from 1974 to 2000, as well as the largest stockholder in Quality Systems, would no longer qualify as an independent director. While the QSI Corporate Governance Reforms require the Quality Systems Board’s Audit, Compensation, Nominating and Transaction Committees to be composed exclusively of independent members, they also provide that such provisions, insofar as they establish eligibility to serve as a committee member, shall not have the effect of removing any committee member from any committee but shall be given effect at the next selection of committee members. Accordingly, if this Proposal No. 3 is approved, it would prevent Sheldon Razin from being reappointed to the membership of any of these committees of the Quality Systems Board. In addition, the QSI Corporate Governance Reforms require the appointment of a non-executive Lead Director at any time that the Chairman of the Board is not an independent director. The Quality Systems Bylaws provide that the Corporate Governance Bylaws may be amended or repealed by the stockholders of Quality Systems. See “REQUIRED VOTE.”

We recommend a vote “FOR” Proposal 3.

OTHER PROPOSALS

Except as discussed herein, we are not aware of any other proposals to be brought before the 2008 Annual Meeting. Should other proposals be brought before the 2008 Annual Meeting, it is intended that the persons named on the enclosed BLUE proxy card will vote that proxy on such matters in accordance with their judgment. We will not use such discretionary authority to vote the proxies for matters of which we are aware a reasonable time before the 2008 Annual Meeting.

QUORUM

A majority of the outstanding Shares, represented in person or by proxy, will constitute a quorum for the transaction of business at the 2008 Annual Meeting. Abstentions and broker non-votes will be included for purposes of determining whether a quorum exists. Broker non-votes occur when brokers do not receive voting instructions from their customers on non-routine matters and consequently have no discretion to vote on those matters. If your Shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for a proxy card to be issued so that your Shares will be represented at the 2008 Annual Meeting.

Pursuant to Rule 452 of the New York Stock Exchange, a broker member is permitted to vote on certain routine, uncontested matters without specific instructions from the beneficial owner so long as the broker has transmitted proxy material to the beneficial owner at least fifteen (15) days prior to the annual meeting of stockholders. It is Mr. Hussein’s view that, to the extent that he distributes material to the brokers for forwarding on to beneficial owners, the election of directors will become a contested item and therefore the brokers will not issue a “routine” vote on behalf of the beneficial owners that have not instructed the brokers as to how they wish to vote on the election of directors. It is Mr. Hussein’s belief that Proposal 3 will also be treated as a contested item. If you are a beneficial owner and wish to vote on these matters, you should provide your broker with specific instructions to vote.

REQUIRED VOTE

According to the Quality Systems Bylaws, directors are elected (Proposal No. 1 described above) by a plurality of the votes cast, either in person or by proxy, at the 2008 Annual Meeting. As nine positions are to be filled at the 2008 Annual Meeting, the nine nominees for director who receive the highest number of affirmative votes will be elected, and abstentions and broker non-votes will have no effect on the election of directors. The proxy holder named herein will vote all proxies received by him in accordance with the instructions set forth in such proxies.

Each stockholder will be entitled to one vote, in person or by proxy, for each Share of Quality Systems Common Stock held of record on the Record Date, except that all stockholders have cumulative voting rights in the event any stockholder gives notice prior to the voting of an intention to cumulate his, her or its votes in the election of Directors. We have given notice to Quality Systems of our intention to cumulate our votes in the election of Directors. As a result, stockholders entitled to vote at the Annual Meeting may cumulate their votes in the election of Directors. Cumulative voting means that a stockholder has the right to give any one candidate whose name has been properly placed in nomination prior to the voting a number of votes equal to the number of Directors to be elected multiplied by the number of Shares such stockholder would otherwise be entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the stockholder may wish.

Because we have given notice of our intention to cumulate votes, the proxy holder may vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of the Nominees (for whom authority is not otherwise specifically withheld), including, without limitation, determining the prioritization of such Nominees to whom such votes may be allocated. Although we will endeavor to elect all six Nominees, if it is necessary for us to prioritize among the Nominees and allocate votes, we intend to allocate our votes in the following order of priority: first, to Mr. Hussein; second, to Ibrahim Fawzy; third, to Edwin Hoffman; fourth, to Murray Brennan, M.D.; fifth, to Thomas R. DiBenedetto; and sixth, to Joseph D. Stilwell.

Approval of Proposal 2, ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2009, will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum as referenced above. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

Approval of Proposal 3 requires a vote that satisfies two criteria: (i) the affirmative vote of a majority of the Shares present or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum as referenced above. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.

We intend to deliver a proxy statement and form of proxy to holders of at least the percentage of the Shares required to approve each of the Proposals.

RECORD DATE AND VOTING PROCEDURES

According to the Quality Systems Proxy Statement, as of July 18, 2008, Quality Systems had ____________ Shares entitled to be voted at the 2008 Annual Meeting. Each Share is entitled to one vote on each matter submitted to a vote of stockholders. Only stockholders of record at the close of business on July 18, 2008 will be entitled to vote at the 2008 Annual Meeting. If your Shares are registered directly in your name with Quality Systems’ transfer agent, U.S. Stock Transfer Corp., you are considered with respect to those Shares the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to submit your voting proxy directly to Quality Systems using the enclosed BLUE proxy card or to vote in person at the 2008 Annual Meeting.

If your Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of Shares held in ‘‘street name.’’ These proxy materials are being forwarded to you by your broker who is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker to vote your Shares, and your broker or nominee has enclosed a voting instruction card for you to use. If your Shares are held by a broker or nominee, please return your voting card as early as possible to ensure that your Shares will be voted in accordance with your instructions. You are also invited to attend the 2008 Annual Meeting; however, since you are not the stockholder of record, you may not vote these Shares in person at the meeting unless you comply with the procedure described below.

If your Shares are held in the name of a custodian and you want to vote in person at the 2008 Annual Meeting, you may specially request a document called a “legal proxy” from the custodian and bring it to the 2008 Annual Meeting.

Stockholders of record may appoint proxies to vote their Shares by signing, dating and mailing the BLUE proxy card in the envelope provided. Whether or not you are able to attend the 2008 Annual Meeting, we strongly urge you to complete the accompanying BLUE proxy card and return it in the enclosed self-addressed, prepaid envelope. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the BLUE proxy card, the Shares will be voted in accordance with that specification.

If you have signed the BLUE proxy card and no marking is made, you will be deemed to have given a direction to vote all of your Shares (i) “FOR” the election of all of our Nominees; (ii) “FOR” ratification of the appointment of Grant Thornton LLP as QSI’s independent registered public accounting firm, and (iii) “FOR” our proposal to amend the Bylaws to substantially conform the definition of independent director contained therein to the definition of independent outside director adopted by RiskMetrics ISS Governance Services.

You are being asked to elect our Nominees and to approve the other Proposals described herein. The enclosed BLUE proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the nominees of Quality Systems. Accordingly, the BLUE proxy card will not provide you with the opportunity to vote for any of the Quality Systems nominees. You can only vote for the Quality Systems nominees by signing and returning a proxy card provided by Quality Systems. Stockholders should refer to the Quality Systems proxy statement for the names, backgrounds, qualifications and other information concerning the nominees of Quality Systems. We intend to vote all of our Shares (i) “FOR” the election of our Nominees; (ii) “FOR” ratification of the selection of QSI’s independent registered public accounting firm; and (iii) “FOR” our proposal to amend the Bylaws to substantially conform the definition of independent director contained therein to the definition of independent outside director adopted by RiskMetrics ISS Governance Services. None of the proposals is conditioned on stockholder approval of any other matter to be voted on at the 2008 Annual Meeting.

REVOCATION OF PROXIES

Any stockholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the 2008 Annual Meeting by:

•

submitting a properly executed, subsequently dated BLUE proxy card that will revoke all prior proxy cards, including any WHITE proxy cards solicited on behalf of the board of directors of Quality Systems;

•	attending the 2008 Annual Meeting and withdrawing his or her proxy by voting in person (although attendance at the 2008 Annual Meeting will not in and of itself constitute revocation of a proxy); or

•

delivering a written notice of revocation either to us c/o The Altman Group, Inc., 1200 Wall Street West, Lyndhurst, New Jersey 07071, or the Corporate Secretary of Quality Systems at 18111 Von Karman Avenue, Suite 600, Irvine, CA 92612, or any other address provided by Quality Systems.

Please note that if your shares are held in “street name” by a bank, broker or nominee, you must follow the instructions provided by such bank, broker or nominee to vote or revoke your earlier vote.

Although a revocation is effective if delivered to Quality Systems, we ask that you also mail to us either the original or copies of all revocations to us c/o The Altman Group, Inc., 1200 Wall Street West, Lyndhurst, New Jersey 07071 so that we will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of our Nominees as directors and with respect to the other Proposals set forth herein have been received. Additionally, the Altman Group may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees and approval of our Proposal No. 3 described herein.

Only stockholders of record as of the close of business on the Record Date will be entitled to vote. If you were a stockholder of record on the Record Date, you will retain your voting rights at the 2008 Annual Meeting even if you sell such Shares after the Record Date. Accordingly, it is important that you vote the Shares held by you on the Record Date, or grant a proxy to vote such Shares on the BLUE proxy card, even if you sell such Shares after the Record Date.

WE STRONGLY URGE YOU TO MARK, SIGN, DATE, AND RETURN TODAY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO VOTE (i) “FOR” THE ELECTION OF OUR NOMINEES; (ii) “FOR” THE RATIFICATION OF THE SELECTION OF QSI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND (iii) “FOR” OUR PROPOSAL TO AMEND THE BYLAWS TO SUBSTANTIALLY CONFORM THE DEFINITION OF INDEPENDENT DIRECTOR CONTAINED THEREIN TO THE DEFINITION OF INDEPENDENT OUTSIDE DIRECTOR ADOPTED BY RISKMETRICS ISS GOVERNANCE SERVICES.

RIGHTS OF APPRAISAL OR DISSENTERS’ RIGHTS

Stockholders of Quality Systems do not have appraisal or dissenters’ rights with respect to any matter to be acted upon at the 2008 Annual Meeting.

COST AND METHOD OF SOLICITATION

Mr. Hussein has retained The Altman Group for solicitation and advisory services in connection with this proxy solicitation. It is anticipated that the Altman Group will employ approximately twenty-five (25) persons to solicit Quality Systems stockholders for the 2008 Annual Meeting. Mr. Hussein has agreed to pay to the Altman Group a fee not expected to exceed $22,500 and to reimburse the Altman Group for its reasonable out-of-pocket expenses including any costs associated with the telephone solicitation to Quality Systems’ stockholders. Mr. Hussein has also agreed to indemnify and hold the Altman Group and all its employees harmless against certain liabilities and expenses, including certain liabilities arising under the federal securities laws, incurred as a result of providing solicitation and advisory services in connection with this proxy solicitation. The Altman Group does not believe that any of its directors, officer, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation or that Schedule 14A requires the disclosure of certain information concerning the Altman Group.

It is anticipated that some or all of our Nominees will participate in the solicitation of proxies from the Quality Systems stockholders for use at the 2008 Annual Meeting in support of their election to the Quality Systems Board and with respect to our other Proposal set forth in this Proxy Statement. None of our Nominees will receive additional compensation if they assist in the solicitation of proxies. Proxies may be solicited in person, by mail, courier services, Internet, advertising, telephone, facsimile and by electronic mail. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. Mr. Hussein will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

Mr. Hussein is initially bearing the expense of this proxy solicitation. Although no precise estimate can be made at the present time, costs related to this solicitation of proxies, including expenditures for attorneys, accountants, public relations or financial advisors, proxy solicitors, advertising, printing, transportation, postage and related expenses incidental to this solicitation, are currently anticipated to be, in the absence of litigation, approximately $_________. Mr. Hussein estimates that, through the date hereof, his expenses in connection with, or in furtherance of, this solicitation are approximately $________. To the extent legally permissible, Mr. Hussein intends to seek reimbursement of such expenses from Quality Systems if any of the Nominees is elected. Mr. Hussein will only accept reimbursement if such reimbursement is approved by the Quality Systems Board. Mr. Hussein does not intend to submit the question of such reimbursement to a vote of the Quality Systems stockholders.

OTHER NOMINEE AND PARTICIPANT INFORMATION

Each of our Nominees is deemed to be a “participant” in this proxy solicitation as such term is defined under Regulation 14A of the Exchange Act. The names and business addresses of, and the present principal occupation or employment and the name, principal business and address of any corporation or other organization in which employment is carried out by, each of our Nominees is set forth above under “PROPOSAL NO. 1 – ELECTION OF DIRECTORS – Biographical Information of the Nominees.”

We reserve the right to retain one or more financial advisors and additional proxy solicitors, who also may be considered participants in a solicitation under Regulation 14A of the Exchange Act.

Except as set forth in this Proxy Statement:

(i)	during the past ten (10) years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors);

(ii)	no participant in this solicitation directly or indirectly beneficially owns any securities of Quality Systems;
(iii)	no participant in this solicitation owns any securities of Quality Systems which are owned of record but not beneficially;
(iv)	no participant in this solicitation has purchased or sold any securities of Quality Systems during the past two years;
(v)

no part of the purchase price or market value of the securities of Quality Systems purchased or sold within the past two years by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities;

(vi)

no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Quality Systems, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

(vii)	no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Quality Systems;
(viii)	no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Quality Systems;
(ix)

no participant in this solicitation or any of his associates had a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of Quality Systems’ last fiscal year, or had a direct or indirect material interest in any currently proposed transaction, or series of similar transactions, to which Quality Systems or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000;

(x)

no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by Quality Systems or its affiliates, or with respect to any future transactions to which Quality Systems or any of its affiliates will or may be a party; and

(xi)

no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the 2008 Annual Meeting.

CERTAIN INFORMATION REGARDING QUALITY SYSTEMS

Quality Systems is a California corporation with its principal executive offices located at 18111 Von Karman Avenue, Suite 600, Irvine, CA 92612. Quality Systems is subject to the informational requirements of the Exchange Act, and in accordance therewith is required to file reports, proxy statements and other information with the SEC. Reports, registration statements, proxy statements and other information filed by Quality Systems with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Documents filed electronically by Quality Systems are also available at the SEC’s Web site (http://www.sec.gov).

ADDITIONAL INFORMATION

This proxy statement omits certain disclosure required by applicable law that we expect will be included in the Quality Systems Proxy Statement. This disclosure includes, among other things, the securities of Quality Systems held by Quality Systems’ directors, nominees, management and five percent (5%) stockholders, biographical information on Quality Systems’ nominees for director and current executive officers, information concerning executive and director compensation, and certain other information regarding the 2008 Annual Meeting. Stockholders should refer to the Quality Systems Proxy Statement in order to review this disclosure. We also expect the Quality Systems Proxy Statement to include information relating to the deadline for submitting stockholder proposals for inclusion in the proxy statement for Quality Systems’ 2009 Annual Meeting and the date after which submission of notice of stockholder proposals is considered untimely. Accordingly, reference is made to the Quality Systems Proxy Statement for such information. Except as otherwise noted in this Proxy Statement, the information concerning Quality Systems that is included herein has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Accordingly, we do not take any responsibility for the accuracy or completeness of statements and other information contained in the Quality Systems Proxy Statement or other public documents filed by parties other than us.

WE HAVE NOT SOUGHT OR OBTAINED ANY CONSENTS FROM ANY THIRD PARTY TO USE ANY STATEMENTS OR INFORMATION INDICATED HEREIN AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

Mr. Hussein, Mr. Fawzy and Mr. Hoffman have filed with the SEC a statement on Schedule 13D, which contains information in addition to that furnished herein. The Schedule 13D, including amendments thereto, may be inspected at, and copies may be obtained from, the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES THAT YOU OWN. WE STRONGLY URGE YOU TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY TO VOTE (i) “FOR” THE ELECTION OF OUR NOMINEES; (ii) “FOR” RATIFICATION OF THE APPOINTMENT OF QSI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND (iii) “FOR” OUR PROPOSAL TO AMEND THE BYLAWS TO SUBSTANTIALLY CONFORM THE DEFINITION OF INDEPENDENT DIRECTOR CONTAINED THEREIN TO THE DEFINITION OF INDEPENDENT OUTSIDE DIRECTOR ADOPTED BY RISKMETRICS ISS GOVERNANCE SERVICES.

Dated:	July __, 2008

IMPORTANT

Please review this document and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few Shares you own.

1.

If your Shares are registered in your own name, please mark, sign, date and return the enclosed BLUE proxy card to our Proxy Solicitor, The Altman Group, Inc., in the postage-paid envelope provided today.

2.

If you have previously signed and returned a WHITE proxy card to Quality Systems, you have the right to change your vote by returning a BLUE proxy card to vote FOR the election of our Nominees and FOR the other proposals described in this Proxy Statement. You may revoke any WHITE proxy card already sent to Quality Systems by marking, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to its being voted at the 2008 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2008 Annual Meeting to The Altman Group, Inc., or by voting in person at the 2008 Annual Meeting. ONLY YOUR LATEST DATED PROXY FOR THE 2008 ANNUAL MEETING WILL BE COUNTED AT THE 2008 ANNUAL MEETING.

3.

If your Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE proxy card with respect to your Shares and only after receiving your specific instructions. Accordingly, please vote your shares according to the enclosed voting instruction form or contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your Shares. We urge you to confirm in writing your instructions to us in care of The Altman Group, Inc. at the address provided below so that they will be aware of your instructions and can take steps to ensure that your instructions are followed.

4.	After signing the enclosed BLUE proxy card, do not sign or return the WHITE proxy card, even as a sign of protest.

If you have any questions, require assistance in executing your BLUE proxy card,

or need additional copies of these proxy materials, please contact

The Altman Group, Inc., as follows:

The Altman Group, Inc.

1200 Wall Street West

Lyndhurst, New Jersey 07071

Stockholders Call Toll-Free: (866) 856-4969

Banks and Brokerage Firms Call Collect: (201) 806-7300

ANNEX I

SECURITY OWNERSHIP OF PARTICIPANTS

Nominee	Title of Class	Number of Shares Beneficially Owned	Percent of Class(1)
Ahmed Hussein	Common Stock	4,654,100 (2)	16.9%
Ibrahim Fawzy	Common Stock	26,500 (3)	Less than 1%
Edwin Hoffman	Common Stock	2,500 (4)	Less than 1%
Murray Brennan, M.D.	Common Stock	0	0
Thomas R. DiBenedetto	Common Stock	0	0
Joseph D. Stilwell	Common Stock	0	0
Total		4,683,100	17%

(1)

These percentages have been calculated based on the 27,454,221 Shares issued and outstanding as of June 1, 2008, as stated in the Quality Systems Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

(2)	Includes unexercised options held by Mr. Hussein to purchase 46,500 shares of Quality Systems Common Stock.
(3)	Represents unexercised options held by Mr. Fawzy to purchase 26,500 shares of Quality Systems Common Stock.
(4)	Represents unexercised options held by Mr. Hoffman to purchase 2,500 shares of Quality Systems Common Stock.

BENEFICIAL OWNERSHIP

The Participants are deemed to beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), in the aggregate, 4,683,100 Shares, representing approximately 17% of the issued and outstanding Shares, based upon the number of Shares reported as issued and outstanding as of June 1, 2008 in the Quality Systems Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

Mr. Hussein is the beneficial owner of 4,654,100 Shares, including 46,500 shares represented by unexercised stock options. The Shares held by Mr. Hussein were acquired with personal funds through various accounts, some of which have margin capabilities. Among other things, Mr. Hussein may use these accounts to buy and sell securities, some on temporary margin. Since other securities, investments and funds used for expenses are held in these accounts, it is not possible to determine the amounts, if any, of margin used with respect to the purchase of these Shares. Mr. Hussein has the sole power to vote and dispose of all Shares beneficially owned by him.

SECURITIES OF QUALITY SYSTEMS PURCHASED

OR SOLD BY THE PARTICIPANTS IN THE LAST TWO YEARS

None of the Participants have engaged in any purchases or sales of securities of Quality Systems within the last two years.

ANNEX II

PROPOSED AMENDMENTS

TO THE AMENDED AND RESTATED BYLAWS

OF QUALITY SYSTEMS, INC.

PROPOSAL NO. 2 - Proposed Amendment to the Corporate Governance Provisions attached as Exhibit A to the Amended and Restated Bylaws of Quality Systems, Inc.

RESOLVED, that the Corporate Governance Provisions that form a part of the Bylaws be, and hereby are, amended, to provide that an independent director means that the director has no material connection to Quality Systems other than a board seat. For purposes of this definition, “material” is defined as a standard of relationship (financial, personal or otherwise) that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual’s ability to satisfy requisite fiduciary standards on behalf of stockholders. For the avoidance of doubt, the following persons shall not be considered independent:

a.	Former CEO of Quality Systems (including any former CEO of Quality Systems prior to Quality Systems’ initial public offering (IPO));
b.	Former CEO of an acquired company within the past five years;
c.	Former interim CEO if the service was longer than 18 months. If the service was between 12 and 18 months an assessment of the interim CEO’s employment agreement will be made;
d.	Former executive of Quality Systems, an affiliate or an acquired firm within the past five years;
e.	Executive of a former parent or predecessor firm at the time Quality Systems was sold or split off from the parent/predecessor within the past five years;
f.	Executive, former executive, general or limited partner of a joint venture or partnership with Quality Systems;
g.	Relative of a current Section 16 officer of Quality Systems or its affiliates;
h.

Relative of a current employee of Quality Systems or its affiliates where additional factors raise concern (which may include, but are not limited to, the following: a director related to numerous employees; Quality Systems or its affiliates employ relatives of numerous board members; or employee is a non-Section 16 officer in a key strategic role);

i.	Relative of a former Section 16 officer of Quality Systems or its affiliates within the last five years;
j.

Currently provides (or a relative provides) professional services to Quality Systems, to an affiliate of Quality Systems or an individual officer of Quality Systems or one of its affiliates in excess of $10,000 per year;

k.

Employed by (or a relative is employed by) a significant customer or supplier of Quality Systems if Quality Systems makes or receives annual payments exceeding the greater of $200,000 or 5 percent of the recipient’s gross revenues. (The recipient is the party receiving the financial proceeds from the transaction);

l.	Has (or a relative has) any transactional relationship with Quality Systems or its affiliates (excluding investments in Quality Systems through a private placement) if

Quality Systems makes or receives annual payments exceeding the greater of $200,000 or 5 percent of the recipient’s gross revenues. (The recipient is the party receiving the financial proceeds from the transaction);

m.	Any material financial tie or other related party transactional relationship to Quality Systems;
n.	Party to a voting agreement to vote in line with management on proposals being brought to stockholder vote;
o.	Has (or a relative has) an interlocking relationship as defined by the SEC involving members of the board of directors or its Compensation Committee;
p.	Founder of Quality Systems but not currently an employee; and
q.	Is (or a relative is) a trustee, director or employee of a charitable or non-profit organization that receives grants or endowments from Quality Systems or its affiliates.

For purposes of the foregoing definition of “independent director,” relatives include spouses, parents, children, step-parents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant stockholder of Quality Systems.

PRELIMINARY COPY – SUBJECT TO COMPLETION

DATED JULY 24, 2008

QUALITY SYSTEMS, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY AHMED HUSSEIN

P R O X Y

The undersigned appoints and constitutes Ahmed Hussein, as attorney, agent and proxy, with full power of substitution, to represent the undersigned and vote all Shares of common stock of Quality Systems, Inc. (“Quality Systems” or the “Company”) which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders of Quality Systems scheduled to be held at the Center Club located at 650 Town Center Drive in Costa Mesa, California 92626, on Thursday, September 4, 2008, at 2:00 p.m., Pacific Time, and including at any adjournments, postponements, reschedulings or continuations thereof and at any meeting called in lieu thereof (the “Annual Meeting”), upon the matters set forth in the Proxy Statement of Ahmed Hussein and upon such other matters as may properly come before the meeting.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of Quality Systems held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This Proxy will be valid until the earlier of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES OF AHMED HUSSEIN NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

IF ANY OF THE NOMINEES NAMED IN PROPOSAL 1 DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PROXY HOLDER SHALL HAVE THE AUTHORITY TO VOTE FOR ANY OTHER PERSON WHO MAY BE DESIGNATED BY AHMED HUSSEIN AS A SUBSTITUTE.

IN ADDITION, THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF MR. HUSSEIN’S NOMINEES FOR ELECTION AS DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD. AS DESCRIBED IN THE PROXY STATEMENT, THE PROXY HOLDER INTENDS TO VOTE THE PROXIES SOLICITED HEREBY IN SUCH A MANNER AS TO PROVIDE FOR THE ELECTION OF THE MAXIMUM NUMBER OF THE NOMINEES INCLUDING, WITHOUT LIMITATION, DETERMINING THE PRIORITIZATION OF SUCH NOMINEES.

There is no assurance that any of the nominees of Quality Systems will serve as Directors if any of the Nominees are elected to the Board. If you vote using this proxy, you will not be able to vote for any of the Quality Systems nominees for director.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒	Please mark vote as in this example

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

MR. HUSSEIN RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW.

Proposal 1 – To elect Ahmed Hussein, Ibrahim Fawzy, Edwin Hoffman, Murray Brennan, M.D., Thomas R. DiBenedetto and Joseph D. Stilwell to serve as directors of Quality Systems until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified.

FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
☐	☐	☐

INSTRUCTION: Unless otherwise instructed, if cumulative voting is invoked, Mr. Hussein intends to use the discretionary authority granted by this proxy to cumulate all votes granted by this proxy and to vote FOR Mr. Hussein, Mr. Fawzy, Mr. Hoffman, Mr. Brennan, Mr. DiBenedetto and Mr. Stilwell. If necessary, Mr. Hussein will prioritize among Nominees and allocate his votes as follows: first, to Mr. Hussein; second, to Mr. Fawzy; third, to Mr. Hoffman; fourth, to Dr. Brennan; fifth, to Mr. DiBenedetto; and sixth, to Mr. Stilwell.

NOTE: If you do not wish your shares voted “For” a particular Nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the Nominee(s), unless otherwise instructed below.

Write in below the names of any Nominees for whom authority to vote is withheld:

Proposal 2 – Ratification of the appointment of Grant Thornton LLP as QSI’s independent public accountants for the fiscal year ending March 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MR. HUSSEIN RECOMMENDS A VOTE “FOR” PROPOSAL 3 BELOW, THE APPROVAL OF THE AMENDMENT TO THE CORPORATE GOVERNANCE PROVISIONS OF THE QUALITY SYSTEMS BYLAWS TO REPLACE THE DEFINITION OF INDEPENDENT DIRECTOR CONTAINED THEREIN.

Proposal 3 – To amend the Corporate Governance Provisions that are attached to the Quality Systems Bylaws as Exhibit A and made a part thereof to substantially conform the definition of independent director contained therein to the definition of independent outside director adopted by RiskMetrics ISS Governance Services.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In his discretion, the proxy holder is authorized to vote upon all matters incident to the conduct of the Annual Meeting and upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith. The proxy holder may exercise discretionary authority only as to matters unknown to Ahmed Hussein a reasonable time before soliciting this proxy.

DATED:________________________

________________________________

(Signature)

________________________________

(Signature, if held jointly)

________________________________

(Title)

NOTE: This proxy should be signed as the name appears hereon. If Shares are held jointly, each joint owner should sign. If signing as attorney, executor, administrator, trustee, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate full title and the capacity in which signing.

PLEASE COMPLETE, DATE AND RETURN THIS PROXY IN THE ENCLOSED

ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.